Exhibit 99.1

THE WENDY’S COMPANY PROVIDES UPDATE ON COVID-19

SAME-RESTAURANT SALES TURN POSITIVE IN THE LAST WEEK OF MAY

BEEF SUPPLY RETURNS TO NEAR-NORMAL LEVELS

Dublin, Ohio (June 8, 2020) - The Wendy’s Company (Nasdaq: WEN) announced today an update on the impact of the COVID-19 pandemic on the Company’s business.

COVID-19 Updates

Same-Restaurant Sales (Through the month ended 5/31/2020)

	Month ended 5/3/20	Month ended 5/31/20	Quarter to Date through 5/31/20
U.S.	(14.0)%	(1.9)%	(8.6)%
International	(28.3)%	(15.7)%	(22.4)%

Global	(15.3)%	(3.3)%	(9.9)%

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Global same-restaurant sales have improved each week throughout the fiscal month of May after being impacted by the previously disclosed disruption in beef supply at the beginning of the month. Global same-restaurant sales for the last week of May turned positive in the low single digit range.

•	Breakfast in the U.S. continued to perform very strongly in the fiscal month of May at approximately 8% of U.S. systemwide sales.

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U.S. digital sales in the fiscal month of May were approximately 4.5% of U.S. systemwide sales. This business was impacted by the temporary disruption in beef supply as items were temporarily removed from mobile order and delivery menus if there were beef supply issues at an individual restaurant level.

Percent of Operating Restaurants (as of 5/31/2020)

	# of Total Restaurants	Percent Operating
U.S.	5,861	99%
International	945	81%

Global	6,806	97%

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The Company expects to continue its Wendy’s system restaurant and dining room reopening process through a phased approach in accordance with federal, state and local guidance, with customer and team member safety as its top priority. The majority of restaurants that are open are operating drive-thru and delivery only. Dining rooms are beginning to re-open at each restaurant-owner’s discretion, subject to applicable restrictions.

•	Restaurants that remain closed in the U.S. are primarily due to their locations (e.g., unique sites such as malls).

•	Restaurants that remain closed Internationally are primarily due to country-wide closure mandates.

Beef Supply Update

As previously disclosed, the Company experienced disruptions to its beef supply beginning in early May as beef suppliers across North America faced production challenges. As a result, some menu items were occasionally in short supply at some Wendy’s system restaurants. The Company and its supply chain partners effectively managed through this disruption by allocating beef to all Wendy’s system restaurants, with deliveries occurring two or three times a week, consistent with normal delivery schedules. The Company also shifted its marketing efforts in the short term to focus on chicken products in an effort to alleviate pressure on beef demand. At this point in time, beef supply has returned to near-normal levels across the Wendy’s system.

Liquidity Update

As of May 31, 2020, the Company continues to maintain a healthy level of cash on hand at approximately $375 million.

Future Business Updates

The Company expects to discontinue further intra-quarter business updates related to the impact of COVID-19 and return to its traditional quarterly reporting going forward. The Company plans to report its second quarter earnings results on August 5, 2020.

Additional COVID-19 Information and Updates on the Company’s Square Deal Blog

The information and updates provided in this release related to COVID-19 are made as of the date and time of this release. Additional updates, if any, may be posted to the Company’s Square DealTM blog at www.squaredealblog.com. Given the fluid nature of this situation, information may change quickly, and the Company does not undertake a duty to update this information to reflect changes.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), including statements regarding the impacts that the novel coronavirus (COVID-19) pandemic may have on our future operations and financial condition. Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the disruption to the Company’s business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (2) the impact of competition, including from outside the quick-service restaurant industry; (3) changes in consumer tastes and preferences and discretionary consumer spending; (4) prevailing conditions and disruptions in the national and global economies, including areas with a high concentration of Wendy’s restaurants; (5) food safety events, including instances of food-borne illness, involving Wendy’s, its supply chain or other food service companies; (6) the success of the Company’s operating, promotional, marketing or new product development initiatives, including risks associated with its entry into the breakfast daypart across the U.S. system; (7) the Company’s ability to achieve its growth strategy through net new restaurant development, including the availability of suitable locations and terms, and the success of its Image Activation program, including the ability of reimaged restaurants to positively affect sales; (8) changes in commodity and other operating costs, including supply, distribution and labor costs; (9) the Company’s ability to attract and retain qualified restaurant personnel; (10) shortages or interruptions in the supply or distribution of food or other products and other risks associated with the Company’s independent supply chain purchasing co-op; (11) consumer concerns regarding the nutritional aspects of the Company’s products; (12) the effects of disease outbreaks, epidemics or pandemics; (13) the effects of negative publicity that can occur from increased use of social media; (14) risks associated with the Company’s international operations, including its ability to achieve its international growth strategy; (15) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (16) the Company’s dependence on computer systems and information technology, including risks associated with the failure, interruption or breach of its systems or technology or other cyber incidents or deficiencies; (17) risks associated with the Company’s plan to realign and reinvest resources in its IT organization to accelerate growth; (18) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (19) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest or other catastrophic events; (20) the availability and cost of insurance; (21) the Company’s ability to protect its intellectual property; (22) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership structure; (23) compliance with legal or regulatory requirements, the impact of legal or regulatory proceedings and risks associated with an increased focus on environmental, social and governance issues; (24) risks associated with leasing and owning significant amounts of real estate, including a decline in the value of the Company’s real estate assets or liability for environmental matters; (25) the effects of charges for impairment of goodwill or other long-lived assets; (26) risks associated with the Company’s securitized financing facility and other debt agreements, including its overall debt levels and ability to generate sufficient cash flow to meet increased debt service obligations, compliance with operational and financial covenants and restrictions on the Company’s ability to raise additional capital; (27) the availability, terms and deployment of capital, including the amount and timing of equity and debt repurchases; and (28) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes. Many of these risks have been or in the future may be heightened due to the business disruption and impact from the COVID-19 pandemic.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and it is impossible for the Company to predict these events or how they may affect the Company.

There is no assurance that the short term trends described in this release will continue for the remainder of the second quarter or beyond and the Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, which is a measure commonly used in the quick-service restaurant industry that is important to understanding Company performance. Same-restaurant sales includes sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales. Same-restaurant sales excludes sales from Venezuela and Argentina due to the highly inflationary economies of those countries. The Company calculates same-restaurant sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find every child in the North American foster care system a loving, forever home. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,800 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Senior Director - Investor Relations & Corporate FP&A

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Senior Director - Corporate Communications & Customer Care

(614) 764-3368; heidi.schauer@wendys.com